UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 31, 2013, the Company issued a press release with certain unaudited operating results for year-end 2012 and certain operating guidance for 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. To the extent the press release contains material non-public information regarding the Company’s results of operations or financial condition for the year-ended December 31, 2012, the Company is furnishing the press release as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.	Regulation FD Disclosure.

Press Release

On January 31, 2013, the Company issued a press release with certain unaudited operating results for year-end 2012 and certain operating guidance for 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Upcoming Event

Credit Suisse Conference

Interim Chief Executive Officer and Chief Operating Officer Scot Woodall will participate in investor meetings on February 6-7, 2013 at the Credit Suisse Energy Summit 2013. The Company will post an updated investor presentation to be used for this event on Tuesday, February 5, 2013 at 5:00 p.m. Mountain time on the Company’s website at www.billbarrettcorp.com under “Investor Relations”.

Simmons Conference

Chief Financial Officer Bob Howard will participate in investor meetings on March 1, 2013 at the Simmons Thirteenth Annual Energy Conference. The Company will post an updated presentation to be used for this event on Thursday, February 28, 2013 at 5:00 p.m. Mountain time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and
Secretary

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